UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2013 (March 28, 2013)

ICON ECI Fund Fifteen, L.P.
 (Exact Name of Registrant as Specified in Charter)

Delaware	000-54604	27-3525849
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor
New York, New York 10016

(Address of Principal Executive Offices)
____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

ICON ECI Fund Fifteen, L.P. (“Fund Fifteen”) entered into two joint ventures, each of which is owned 55% by Fund Fifteen and 45% by ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (“Fund Fourteen”).  Fund Fourteen is also managed by ICON Capital, LLC, Fund Fifteen’s investment manager.  On March 28, 2013, each of the joint ventures entered into a Memorandum of Agreement with Forties Shipco, LLC and Tyne Shipco, LLC, respectively (each a “Charterer”), wholly-owned subsidiaries of Ardmore Shipholding Limited, to purchase the chemical tanker vessels, Ardmore Capella and Ardmore Calypso (each a “Vessel”).  Simultaneously with the purchase of each Vessel, each of the joint ventures entered into a bareboat charter with its respective Charterer for a period of five years, commencing on the respective Vessel’s delivery date on April 2, 2013.  The aggregate purchase price for the Vessels was $37,100,000.  The joint ventures borrowed an aggregate of $22,750,000 from NIBC Bank, N.V. and each Charterer provided a seller's credit in the amount of $2,750,000 for its respective Vessel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON ECI Fund Fifteen, L.P.
By: ICON GP 15, LLC, its General Partner

Dated: April 2, 2013	By: /s/ Michael A. Reisner
Michael A. Reisner
Co-President and Co-Chief Executive Officer